UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2018

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)
Delaware
(State of incorporation or organization)
001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 West Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 12, 2018, Tyson Foods, Inc. (the “Company”) announced that Curt T. Calaway would assume the role of Senior Vice President Finance and Treasurer, and would continue in the roles of Chief Accounting Officer and Controller of the Company until a successor was named. On Monday, December 3, 2018, Mr. Calaway ceased in the roles of Chief Accounting Officer and Controller, effective immediately, but will continue with the Company in his other roles as Senior Vice President Finance and Treasurer.
Also, on December 3, 2018, the Company appointed Steve Gibbs to the position of Senior Vice President, Controller and Chief Accounting Officer. Prior to joining the Company, Mr. Gibbs, age 46, served as the Vice President and Chief Accounting Officer of Keurig Green Mountain, Inc., a leading personal beverage system company, from 2011 until June 2017. Prior to that role, Mr. Gibbs served as the Vice President, Chief Accounting Officer and Corporate Controller of Scientific Games Corporation, a global leader in customized end-to-end gaming solutions, from 2005 until 2011.
In connection with his appointment, Mr. Gibbs will be entitled to receive an annual base salary of not less than $370,000 and will be eligible to participate in the Company’s annual performance incentive plan. He also received a sign-on bonus of $30,000, which Mr. Gibbs will be required to repay should he voluntarily terminate his employment with the Company prior to the one-year anniversary date of December 3, 2018 (the “Start Date”).
Additionally, effective as of the Start Date, Mr. Gibbs became eligible to participate in the Company’s long-term equity incentive program (“LTI Program”) under the Company’s 2000 Stock Incentive Plan. His LTI Program opportunity at the next award date is equal to $300,000 at the target level, with the dollar value thereto being weighted 25%, 25% and 50% among stock options, restricted stock and performance stock, respectively. Mr. Gibbs is also eligible for the Executive Rewards Allowance (“ERA”), which provides him with an annual cash allowance of $12,000, prorated for the Company’s 2019 fiscal year based on the Start Date. The ERA is taxable income to Mr. Gibbs and can be used for an array of items based on the needs of him and his family. Mr. Gibbs is also eligible to receive relocation benefits in accordance with Company policy.
There is no family relationship between Mr. Gibbs and any director or other officer of the Company, nor is there any arrangement between Mr. Gibbs and any other person(s) pursuant to which he was selected to serve as the Company’s Senior Vice President Controller and Chief Accounting Officer. Mr. Gibbs is not a party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: December 6, 2018	By:	/s/ R. Read Hudson

	Name:	R. Read Hudson
	Title:	Senior Vice President, Associate General
Counsel and Secretary